UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2009
Date of Report (Date of earliest event reported)

KUSHI RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53008	98-0559606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005

(Address of principal executive offices)	(Zip Code)

646-808-3095

Registrant's telephone number, including area code

Apartados 0823-01488
Panama City, Panama

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT Item 5. 01 Changes in Control of Registrant

On August 24, 2009, the Greg Corcoran, the then sole executive officer and a director of Kushi Resources Inc. (the “Company”) entered into a Share Transfer Agreement with Lawler & Associates, PLC. Under the terms of the Share Transfer Agreement, Mr. Corcoran agreed to sell 3,000,000 shares of the Company’s common stock to, in consideration of which, Lawler & Associates, PLC agreed to pay $3,000, being $0.001 per share, to Mr. Corcoran (the “Share Transfer”).

On August 31, 2009, the Company filed a Schedule 14F-1 with the Securities and Exchange Commission reporting the change of control and mailed the Schedule 14F-1 to all shareholders of record. On September 10, 2009, the transaction contemplated by the Share Transfer Agreement was consummated and Mr. Corcoran transferred his shares in the Company to Lawler & Associates, PLC. A Form 13D was filed by Mr. Corcoran reporting the transfer on September 10, 2009,

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated September 10, 2009, Greg Corcoran resigned as a director of the Registrant, and also resigned as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. In his letter of resignation, a copy of which is attached to this Report as Exhibit 5.02, Mr. Corcoran indicated that his resignation was not caused, in whole or in part, by any disagreement with Registrant related to Registrant’s operations, policies, practices or otherwise.

As a result of Mr. Corcoran’s resignation, Kelly T. Hickel is now the sole director of the Registrant. On September 10, 2009, by written consent, Mr. Hickel was appointed as Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Registrant to replace Mr. Corcoran.

KELLY T. HICKEL was appointed as Chairman of Paradise Music & Entertainment, Inc. (PDSE.pk) in February 2001 until he resigned in June 2006. Previously, Mr. Hickel was the turn-around President of Miniscribe Corp., a troubled
Fortune 500 disk drive manufacturer, from 1989 to 1990. Mr. Hickel helped conduct a 363B sale to Maxtor from bankruptcy and supported the estate as it returned $900 million to its stakeholders including 41% of the value to the public shareholders. He was the President of the Maxwell Technology Information Systems Group from 1993 until 1997, during which, Maxwell was the 9th best performing stock on NASDAQ and the #1 performing stock in California in 1996. Mr. Hickel was also Chairman and Chief Restructuring Office of The Tyree Company in Farmingdale, New York. He is Managing Director of The Turnaround Group, LLC and Strategic Growth Associates, a Denver-based advisory firm, CEO of Environmental Testing Laboratories, Inc., and Chairman and CEO of United EcoEnergy, Inc. (UEEC) and Spring Creek Capital Corp. (SCRK). Mr. Hickel has arranged a number of private and public company financings and financial restructuring over the years. Mr. Hickel is a graduate of Indiana University, with a Bachelors of Science, and has attended coursework at Columbia University. He is 67 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSHI RESOURCES INC.
Date: September 11, 2009
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel

Chief Executive Officer, Chief Financial Officer
President, Secretary and Treasurer